DATED THIS 22nd DAY OF March 2000

CONSTITUTION

of

KANOWNA LIGHTS LIMITED

(ACN 062 409 303)

I, THOMAS BEDFORD BANNERMAN, being Chairman of Kanowna Lights Limited hereby certify that this page and the following pages numbered 1 to 48 inclusive comprise the new Constitition of the Company as adopted by special resolution at the General Meeting of the Company duly convened and held on 22nd March 2000.

Thomas Bedford Bannerman

Constitution

CORPORATIONS LAW

A COMPANY LIMITED BY SHARES

CONSTITUTION

OF

KANOWNA LIGHTS LIMITED

PART 1 DEFINITIONS

Definitions

1.1	The following words have these meanings in these Clauses unless the contrary intention appears.

"Alternate Director" means a person appointed as alternate director under Clause 13.6.

"Auditor" means the auditor or auditors for the time being of the Company.

"ASX" means Australian Stock Exchange Limited.

"Business Day" means a day other than a Saturday, a Sunday, New Year's Day, Good Friday, Easter Monday, Christmas Day, Boxing Day and any other day which the Exchange shall declare and publish to be a day which is not a business day;

"Chess" means the Clearing House Electronic Sub-Register System established and operated by the Exchange including but not limited to:

(a) the clearing and settlement of transaction in CHESS approved securities;

(b) the transfer of securities; and

(c) the registration of transfers.

"CHESS approved securities" means securities of a company for which CHESS approval has been given in accordance with the SCH Business Rules;

"CHESS subregister" means that part of a company's register for a class of the company's CHESS approved securities that is administered by SCH and that records uncertificated holdings of securities in that class;

"Company" means KANOWNA LIGHTS LIMITED.

"Constitution" means this Constitution as amended from time to time.

"Corporations Law" and "Corporations Regulations" have the meanings given to them by Part 3 of the Corporations (Western Australia) Act 1990 and references to the Corporations Law and the Corporations Regulations have the effect given to them by Section 13 of that Act;

"Director" means a director for the time being of the Company, and where appropriate includes an Alternate Director.

"Dividend Interest" means the right of a Member to receive dividends under this Constitution or any law.

"Exchange" means Australian Stock Exchange Limited.

"Executive Director" means a person appointed as executive director under Clause 13.36.

"Home Branch" means the State Branch of the Exchange designated to the Company by the Exchange.

"Listed" means, in relation to the Company, the Company being and remaining admitted to the official list of the Exchange;

"Listing Rules" means the Listing Rules of the ASX and any other rules of the ASX which are applicable while the Company is admitted to the Official List of the ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by the ASX.

"Listed Securities" means any shares, share options, stock, debentures, debenture stock or other securities for the time being issued by the Company and officially quoted by the Exchange;

"Managing Director" means a person appointed as managing director under Clause 13.36.

"Market Transfer" means:

(a)

a transfer of shares in the Company where the transfer is pursuant to or connected with a transaction entered into on the stock market operated by the Exchange and for the avoidance of doubt includes a proper SCH transfer; or

(b)	an allotment of shares in the Company as a result of the exercise of any rights, options or convertible notes where such rights, options or notes are traded on a market operated by the Exchange.

"Member" means a person for the time being entered in the Register as a member of the Company.

"Official List" means the official list of entities that the ASX has admitted and not removed.

"Prescribed information" means information as to whether the shares are held beneficially by the holder of the shares and, if not, who has beneficial interests in the shares, whether the holder of the shares or any person who has a beneficial interest in the shares is in a position to exercise control of another licence (giving particulars of any such position) and any other information which the Directors consider is necessary or desirable for determining the eligibility of that person or any other person to hold or continue to hold shares in the Company having regard to the provisions of the Corporations Law.

"proper SCH transfer" has the same meaning as that term has under the Corporations Law.

"Register" means the register of members of the Company to be kept by the Company.

"Registered Office" means the registered office for the time being of the Company.

"Restricted Securities" has the meaning ascribed to it by the Listing Rules;

"SCH business rules" has the same meaning as that term has in the Corporations Law.

"Seal" means the common seal of the Company.

"Secretary" means a person appointed by the Directors under Clause 14.1 to perform the duties of secretary of the Company.

"State" means the state or territory in which the Company is from time to time registered.

"Voting interests" means the right of a Member to exercise a vote at any meeting of the company under this Constitution or any law.

"Winding Up Interest" means the right under this Constitution or any law for a Member to receive a share in the property of the company that could be distributed among members of the Company is property of the Company was distributed among Members, whether as a result of a winding up or otherwise.

"Writing" includes printing, tying and other methods of representing or reproducing words in a visible form and "written" has a corresponding meaning.

PART 2 INTERPRETATION

INTERPRETATION

2.1	In this Constitution:

	(a)	word importing any gender include all others genders;

	(b)	the word person includes a firm, a body corporate, an unincorporated association or an authority;

(c) the singular includes the plural and vice versa; and

(d)

a reference to a statute or code or the Corporations Law (or to a provision of same) means the statute, code or the Corporations Law (or provisions of same) as modified or amended and in operation for the time being, or any statute, code or provision enacted (whether by the State or Commonwealth of Australia) in its place and includes any regulation or rule for the time being in force under the statute, code or the Corporations Law.

2.2

Unless the contrary intention appears in this Constitution, an expression has, in a provision of this Constitution that deals with a matter dealt with by a particular provision of the Corporations Law, the same meaning as in that provision of the Corporations Law.

2.3	Headings are inserted for convenience and do not affect the interpretation of this
Constitution.

2.4	Where the phrase "permitted by the Listing Rules" or similar phrase is used in this Constitution that expression under this Constitution shall be deemed to include any act, omission or transaction which is subject to a waiver of the Listing Rules by the Exchange.

Replaceable Rules not to apply

2.5	The Replaceable Rules contained in the Corporations Law do not apply to the Company.

PART 3 SHARE CAPITAL AND VARIATION OF RIGHTS

Directors to issue shares

3.1

Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Corporations Law and the Listing Rules, except as the Company in general meeting may when authorising any issue of shares otherwise direct and subject to this Constitution, shares in the Company are under the control of the Directors who may allot or dispose of all or any of the same to such person at such times at such price and on such terms and conditions and having attached to them such preferred, deferred or other special rights or such restrictions, whether with regard to dividend, voting, return or capital or otherwise and whether as preference shares that are at the option of the Company likely to be redeemed as the Directors think fit.

3.2

Subject to the Listing Rules the Directors have the right to grant to any person options or other securities with rights of conversion to shares or pre-emptive rights to any shares for any consideration and for any stock.

3.3	The Directors have the right to settle the manner in which fractions of a share, however arising, are to be dealt with.

3.4

The Directors may not, without the prior approval of a resolution of the Company in general meeting, allot any shares in the Company to any person where the allotment would have the effect of transferring a controlling interest in the Company.

3.5

A Director or any person associated with a Director may not participate in an issue by the Company of shares under Clause 3.1 or options or other securities under Clause 3.2 unless the participation of the Director or the person associated with a director in the issue is permitted under the Listing Rules.

Variation of rights

3.6

If at any time the share capital is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class), whether or not the Company is being wound up, be varied or abrogated in any way with the consent in writing of the holders of three-quarters of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. Any variation under this Clause shall be subject to Sections 246B to 246E of the Corporations Law.

3.7

The provisions of this Constitution relating to general meetings apply so far as they are capable of application and with the necessary changes to every separate meeting of the holders of a class of shares except that:

	(a)	a quorum is constituted by 2 persons who, between them, hold or represent one- third of the issued shares of the class; and

	(b)	any holder of shares of the class, present in person or by proxy, attorney or representative appointed under Clause 10.2 may demand a poll.

3.8	The rights conferred on the holders of the shares of any class are not deemed to be varied by the creation or issue of further shares ranking equally with the first-mentioned shares unless otherwise:

	(a)	expressly provided by the terms of issue of the first-mentioned shares; or

	(b)	required by the Corporations Law.

Commission and brokerage

3.9

The Company may exercise the power to pay brokerage or commission conferred by the Corporations Law. The rate or the amount of the brokerage or commission paid or agreed to be paid must be disclosed in the manner required by the Corporations Law.

3.10

The brokerage or commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or other securities or partly by the payment of cash and partly by the allotment of fully or partly paid shares or other securities.

3.11	The Company shall comply with the requirements of the Corporations Law and the Listing Rules in the payment of such brokerage or commission.

Recognition and disclosure of interests

3.12	Except as required by law, the Company is not bound or compelled in any way to recognise a person as holding a share on any trust.

3.13

The Company is not bound by or compelled in any way to recognise (whether or not it has notice of the interest or rights concerned) any equitable, contingent, future or partial interest in any share or unit of a share or (except as otherwise provided by this Constitution or by law) any other right in respect of a share except an absolute right of ownership in the registered holder.

Uncertificated Holdings and Electronic Transfer

3.14

Notwithstanding any other provision in this Constitution, the Directors may determine not to issue a share certificate or option certificate or may determine to cancel such a certificate without issuing any certificate in its place, if that determination is not contrary to the Corporations Law or the Listing Rules.

3.15

The Directors may do anything they consider necessary or desirable and which is permitted under the Corporations Law and the Listing Rules to facilitate the participation by the Company in CHESS developed by the Exchange or in any computerised or electronic system established or recognised by the Corporations Law or the Listing Rules for the purposes of facilitating dealings in shares or securities. Where the securities of the Company are CHESS approved securities the Company shall comply with the SCH Business Rules.

Share Holding Statements

3.16

Where the Directors of the Company have pursuant to Clause 3.15 determined not to issue share certificates or to cancel existing share certificates a Member shall have the right to receive such statements of the holdings of the Member as are required to be distributed to a Member under the Corporations Law and the Listing Rules.

Share Certificates

3.17	Subject to Clause 3.13 - 3.15 if the Directors determine to issue a certificate for shares held by a Member the following provisions apply:

(a)

A person whose name is entered as a Member in the Register or as an option holder in the register of options is entitled without payment to receive a certificate in respect of the shares or options registered in the person's name issued in accordance with the Corporations Law but, in respect of shares or options held jointly by several persons, the Company is not bound to issue more than one certificate;

(b)

Delivery of a certificate for a share may be effected by delivering it personally to the holder or by posting it in a prepaid envelope addressed to the holder at the address shown in the Register or by delivering or posting the certificate in accordance with the written instructions of the holder. Delivery of a certificate for a share to one of several joint holders is sufficient delivery to all such holders;

(c)

Where satisfactory evidence has been received by the Company that the certificate for shares previously issued has been stolen, lost or destroyed and has not been pledged, charged, sold or otherwise disposed of, and the holder has undertaken in writing to the Company to return any such certificate to the Company if it is found or received by the holder, then the Company must issue a replacement certificate in accordance with the Corporations Law;

(d)

Where a certificate for shares previously issued has been worn out or defaced and has been surrendered to the Company for cancellation and has been cancelled the person whose name is entered as the Member in respect of those shares in the Register is entitled to receive a replacement certificate in accordance with the Corporations Law and the Listing Rules.

(e)	The Directors may determine the number of shares to be issued in any one certificate; and

(f)	Every certificate for shares must be issued in accordance with the Corporations Law and the Listing Rules.

Joint holders of shares

3.18	Where 2 or more persons are registered as the joint holders of shares they are deemed to hold the shares as joint tenants.

Restricted Securities

3.19	The Company shall comply in all respects with the requirements of the Listing Rules with respect to Restricted Securities; without limiting the generality of the foregoing:

	(a)	Restricted Securities cannot be disposed of during the escrow period except as permitted by the Listing Rules or the Exchange;

	(b)	the Company will refuse to acknowledge a disposal (including registering a transfer) of Restricted Securities during the escrow period except as permitted by the Listing Rules or the Exchange;

(c)

during a breach of the Listing Rules relating to Restricted Securities, or a breach of a restriction agreement, the holder of the Restricted Securities is not entitled to any dividend or distribution, or voting rights, in respect of the Restricted Securities.

PART 4 LIEN

Lien on share

4.1

The Company has a first and paramount lien on every share (other than a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share and such lien extends to all dividends, rights and other distributions from time to time declared paid or made in respect of that share. Such lien extends to cover reasonable interest (not exceeding 10% per annum) and expenses incurred because such monies are not paid.

4.2

The Company also has a first and paramount lien on all shares (other than fully paid shares) registered in the name of a Member for all money presently payable by that Member to the Company and all money which the Company may be called on by law to pay in respect of the shares of that Member.

4.3

Whenever any law for the time being of any country, state or place imposes any immediate or future or possible liability on the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any share registered in the name of any Member (whether solely or jointly with others) or in respect of any dividends or other moneys paid or due or payable or which may become due or payable to that Member by the Company on or in respect of any of those shares the Company in that case:

	(a)	is fully indemnified by that Member or that Member's executor or administrator from all that liability;

(b)

has lien on the shares registered in the name of that Member for all money paid or payable by the Company in respect of those shares under or in consequence of any such law together with interest at the rate, not exceeding 20% per annum, determined by the directors from the date of payment to the date of repayment;

(c)

has a lien on all dividends, payable in respect of the shares registered in the name of that Member for all moneys paid by the Company in respect of those shares or in respect of such dividends under or in consequence of any such law together with interest at the rate, not exceeding 20% per annum, determined by the Directors from the date of payment to the date of repayment and may deduct or set off against any of those dividends or other moneys any of those moneys paid by the Company together with interest;

	(d)	may recover as a debt due from such Member or that Member's executor or administrator wherever constituted or situated any moneys paid by the Company under any such law; and

(e)

may if any such money is paid by the Company under any such law refuse to register a transfer of any shares other than by a Market Transfer by any such Member or that Member's executor or administrator until such money and interest have been set off or deducted as aforesaid or have been otherwise paid to the Company.

Nothing in this Constitution prejudices or affects any right or remedy which any such law may confer on the Company and as between the Company and every such Member, that Member's executors, administrator and estate wherever constituted or situated any right or remedy which such law confers on the Company is enforceable by the Company.

4.4

The Company may do all such things as may be necessary or appropriate for it to do under the SCH business rules to protect any lien, charge or other right to which it may be entitled under any law or this Constitution.

4.5	The Directors may at any time exempt a share wholly or in part from the provisions of Clauses 4.1 to 4.3.

4.6	The Company's lien on a share is extinguished if a transfer of the share is registered without the Company giving notice of the claim to the transferee.

Sale under lien

4.7	Subject to Clauses 4.8 and 4.9, the Company may sell, in such manner as the Directors think fit, any share on which the Company has a lien as if the share were forfeited.

4.8	A share on which the Company has a lien may not be sold by the Company unless:

(a) a sum in respect of which the lien exists is presently payable; and

(b)

the Company has, not less than 14 days before the date of sale, given to the registered holder for the time being of the share or the person entitled to the share by reason of the death or bankruptcy of the registered holder, a notice in writing setting out, and demanding payment of such part of the amount in respect of which the lien exists as is presently payable.

Transfer on sale under lien

4.9

For the purpose of giving effect to a sale mentioned in Clause 4.7, the Company may receive the consideration (if any) given for the share so sold and may (if required) execute a transfer of the share sold in favour of the person to whom the share is sold or where the transfer of shares is to be effected as a Market Transfer, the Company may do all such things as may be necessary or appropriate for it to do to effect the transfer.

4.10	The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the sale of the share.

Proceeds of sale

4.11

The proceeds of a sale mentioned in Clause 4.7 must be applied by the Company in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) must (subject to any like lien for sums not presently payable that existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

PART 5 CALLS ON SHARES

Directors to make calls

5.1

The Directors may, subject to compliance with the requirements of the Corporations Law, the Listing Rules and the original terms of issue of the shares, make calls on a Member in respect of any money unpaid on the shares of that Member.

5.2	A call may be made payable by instalments.

5.3	The Directors may revoke or postpone a call.

5.4	A call must be made in accordance with the Listing Rules.

Time of call

5.5	A call is deemed to be made at the time when the resolution of the Directors authorizing the call is passed.

Notice of call and Members' Liability

5.6	Each Member must, on receiving at least 15 Business Days notice (or such longer period as the Listing Rules shall require) specifying:

	(a)	the name of the Member;
	(b)	the number of shares held by the member;
	(c)	the amount of the call;
	(d)	the due date for payment of the call;
	(e)	the consequences of non-payment of the call;
	(f)	the taxation deductions applicable (if any) and how they may be applied for;
	(g)	market details regarding the shares and any other shares in the Company as required by the Listing Rules; and
	(h)	such other information as required by the Listing Rules,

pay to the Company at the time or times and place so specified the amount called on the shares.

5.7	The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

5.8	The non-receipt of a notice of any call by, or the accidental omission to give notice of a call to, a Member does not invalidate the call.

Interest on default

5.9

If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due must pay interest on the sum from and including the day for payment to the time of actual payment at the rate, not exceeding 20% per annum, determined by the Directors, but the Directors may waive payment of that interest wholly or in part.

Fixed instalments deemed calls

5.10

Subject to the Listing Rules any sum that, by the terms of issue of a share, becomes payable on allotment or at a fixed date is deemed for the purposes of this Constitution to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable, and, in case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

Differentiation between shareholders as to calls

5.11	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

Prepayment of calls

5.12	The Directors may accept from a Member the whole or a part of the amount unpaid on a share although no part of that amount has been called.

5.13

The Directors may authorise payment by the Company of interest on the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the prescribed rate, as is agreed on between the Directors and the Member paying the sum.

5.14	For the purposes of Clause 5.13, the prescribed rate of interest is:

	(a)	if the Company has, by resolution, fixed a rate - the rate so fixed; and

	(b)	in any other case - 10% per annum.

PART 6 TRANSFER OF SHARES

Forms of instrument of transfer

6.1	Subject to this Constitution, a Member may transfer all or any of the Member's shares by:

(a)

by a Market Transfer in accordance with any computerised or electronic system established or recognised by the Listing Rules or the Corporations Law for the purpose of facilitating dealings in shares, including a transfer that may be effected pursuant to the SCH business rules or some other computerised or electronic transfer process; and

(b)	an instrument which is:

	(i)	in writing in any usual or common form or in any other form that the Directors approve;

	(ii)	a sufficient instrument or transfer of marketable securities under Section 1101 of the Corporations Law;

	(iii)	in a form approved by the Exchange, or

	(iv)	in any other usual or common form.

Registration procedure

6.2	Where an instrument of transfer referred to in Clause 6.1(b) is to be used by a Member to transfer shares the following provisions apply;

	(a)	it must be executed by or on behalf of both the transferor and the transferee unless it is a sufficient transfer of marketable securities within the meaning of the Corporations Law.

(b)

The instrument of transfer must be left for registration at the share registry of the Company, accompanied by the certificate for the shares to which it relates (if any) and such information as the Directors properly require to show the right of the transferor to make the transfer, and in that event, the Company must, subject to the powers vested in the Directors by this Constitution, register the transferee as a shareholder.

(c)

The Company must register all registrable transfer forms, split certificates, renunciations and transfers, issue certificates and transmission receipts and mark or note transfer forms without charge except in the case the Company issues certificates for shares where the issue of a certificate is to replace a lost or destroyed.

	(d)	On registration of a transfer of shares, the Company must cancel the old certificate (if any).

6.3

A transferor of shares remains the holder of the shares transferred until the transfer (if any) is registered and the name of the transferee is entered in the Register in respect of the shares. The right to any dividends declared on any shares subject to a transfer will be determined by reference to the record date for the purposes of that dividend and the date of registration of the transfer.

Market Transfer

6.4

In the case of a Market Transfer the Company must comply with such obligations as may be imposed on it by the Listing Rules and where appropriate the SCI business rules in connection with any transfer of shares.

Directors power to decline to register

6.5	The Directors may decline to register any transfer of shares (other than a Market Transfer) where:

	(a)	the Listing Rules or SCH Business Rules permit the Company to do so; or
	(b)	the Listing Rules or SCH Business Rules require the Company to do so.

6.6

If in the exercise of their rights under Clause 6.5 the Directors refuse to register a transfer of a security they must give written notice in accordance with the Listing Rules of the refusal to the transferee and the broker lodging the transfer (if any). Failure to give such notice will not invalidate the decision of the Directors.

6.7

Notwithstanding any other provisions contained in this Constitution, the Company may not prevent, delay or interfere with the registration of a Market Transfer where to do so would be contrary to the provisions of any of the Listing Rules or the SCH business rules.

Closure of the Register

6.8	Subject to the Corporations Law the Listing Rules and the SCH business rules the Company may at any time close the Register for a period not exceeding in the whole 30 days in any year.

Company to retain instrument of transfer

6.9	The Company must retain every instrument of transfer it receives pursuant to the terms of this Part for registration for such period as the Directors determine.

6.10

Where the Directors refuse registration of a transfer under this Constitution, the transfer must be returned to the person who deposited it if demand is made within 12 months of the giving of notice of refusal to register unless there has been an allegation of fraud concerning the transfer or the transaction to which it relates.

Other Securities

6.11	The provisions of this Clause 6 shall apply with necessary alterations to any other Listed Securities for the time being issued by the Company.

PART 7 TRANSMISSION OF SHARES

Transmission of shares on death of holder

7.1

In the case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where the deceased was a sole holder, are the only persons recognised by the Company as having any title to the deceased's interest in the shares, but this Clause does not release the estate of a deceased joint holder from any liability in respect of a share that had been jointly held by the deceased with other persons.

Right to registration on death or bankruptcy

7.2

Subject to the Bankruptcy Act 1966, a person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, on such information being produced as is properly required by the Directors, either elect to be registered as holder of the share or nominate another person to be registered as the transferee of the share. Where the surviving joint holder becomes entitled to a share in consequence of the death of a Member the Directors must, on satisfactory evidence of that death being produced to them, direct the Register to be altered accordingly.

7.3

If the person becoming entitled elects to be registered as holder of the share under Clause 7.2 the person must deliver or send to the company a notice in writing signed by the person in such form as the Directors approve stating that the person so elects.

7.4	If the person becoming entitled nominates another person to be registered as the transferee of the share under Clause 7.2 the person must do all things necessary or appropriate to effect the transfer.

7.5

All the limitations, restrictions, and provisions of this Constitution the Listing Rules SCH business rules or the Corporations Law relating to the right to transfer, and the registration of transfer of shares are applicable to any such notice or transfer as if the death or bankruptcy of the Member had not occurred and the actions and procedures taken to effect the transfer were actions taken by that Member.

Effect of transmission

7.6

If the registered holder of a share dies or becomes bankrupt, the personal representative or the trustee of the estate of the registered holder, as the case may be, is, on the production of such information as is properly required by the Directors, entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company, or to voting or otherwise), as the registered holder would have been entitled to if the registered holder had not died or become bankrupt.

7.7	If 2 or more persons are jointly entitled to any share in consequence of the death of the registered holder, they are, for the purpose of this Constitution, deemed to be joint holders of the share.

Market Transfers not affected

7.8

In the case of a Market Transfer the provisions of this Clause 7 are subject to any such obligation as may be imposed on the Company or the person entitled to the shares in the death or bankruptcy of the Member by the Listing Rules, SCH business rules or any law.

PART 8 FORFEITURE OF SHARES

Notice requiring payment of call

8.1

If a Member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the Directors may, at any lime thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on the Member requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all costs and expenses that have been incurred by the Company by reason of such non-payment.

8.2

The notice must name a further day being the date 10 Business Days after the day for payment of the call or instalment on or before which the payment required by the notice is to be made and must state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

Forfeiture for failure to comply with notice

8.3

If the requirements of a notice served under Clause 8.1 are not complied with, any share of which a call is unpaid at the expiration of 10 Business Days after the day for its payment is thereupon forfeited without any resolution of the Directors to that effect.

8.4	Such a forfeiture includes all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

8.5

Any share forfeited under Clause 8.3 may be sold, re-allotted or otherwise disposed of to whom and on such terms and conditions, subject to the Corporations Law and Listing Rules, as the Directors think fit.

8.6

If any share is forfeited under Clause 8.3, notice of the forfeiture must be given to the Member holding the share immediately prior to the forfeiture and an entry of forfeiture with the date thereof must be made in the Register.

8.7	The Directors may accept the surrender of any share which they are entitled to forfeit on such terms as they think fit and any share so surrendered is deemed to be a forfeited share.

Cancellation of forfeiture

8.8	At any time before a sale or disposition of a share, the forfeiture of that share may be cancelled on such terms as the Directors think fit.

Effect of forfeiture on former holder's liability

8.9

A person whose shares have been forfeited ceases to be a Member in respect of the forfeited shares, but remains liable to pay the Company all money that, at the date of forfeiture, was payable by that person to the Company in respect of the shares (including interest at the rate, not exceeding 20% per annum, determined by the Directors from the date of forfeiture on the money for the time being unpaid if the Directors think fit to enforce payment of the interest and also expenses owing), but that person's liability ceases if and when the Company receives payment in full of all money (including interest and expenses) so payable in respect of the shares.

Evidence of forfeiture

8.10

A statement in writing declaring that the person making the statement is a director or a secretary of the Company, and that a share in the Company has been duly forfeited in accordance with this Constitution on a date stated in the statement, is prima facie evidence of the facts stated in the statement as against all persons claiming to be entitled to the share.

Transfer of forfeited share

8.11

The Company may receive the consideration (if any) given for a forfeited share on any sale or disposition of the share and may effect a transfer of the share in favour of the person to whom the share is sold or disposed of.

8.12	Upon the effecting of the transfer, the transferee must be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

8.13	The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

Forfeiture applies to non-payment of instalment

8.14

The provisions of this Constitution as to forfeiture apply in the case of non-payment of any sum that, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if that sum had been payable by virtue of a call duly made and notified.

8.15	Where the transfer of forfeited shares is to be effected by a SCH regulated transfer, the Company may do all such things as may be necessary or appropriate for it to do under the SCH business rules.

Listing Rules

8.16	The Company shall comply with the Listing Rules with respect to forfeited shares.

PART 9 GENERAL MEETINGS

Annual General Meeting

9.1	Annual general meetings of the Company are to be held in accordance with the Corporations Law and the Listing Rules.

General Meeting

9.2

A Director may convene a general meeting of the Company whenever they think fit provided that if there are no Directors holding office the Secretary shall convene a general meeting for the purpose of electing Directors.

Notice of General Meeting

9.3

Subject to the Listing Rules and to the provisions of the Corporations Law relating to special resolutions and agreements for shorter notice, at least 28 days' notice (exclusive of the day on which the notice is served or deemed to be served and of the day for which notice is given) specifying the place, day and the hour of the meeting and, in the case of special business, the general nature of that business, must be given to such persons as are entitled to receive notices from the Company for the purposes of receipt of proxy appointments the notice must specify a place and fax number and may specify an electronic address.

9.4

The non-receipt of notice of a general meeting by, or the accidental omission to give notice of a general meeting to, a person entitled to receive notice does not invalidate any resolution passed at the general meeting.

Special business of general meeting

9.5

All business that is transacted at a general meeting is special with the exception at an annual general meeting of the declaration of a dividend, the consideration of the accounts and the reports of the Directors and the Auditor, the appointment of the Auditor and the election of Directors.

Requisitioned meeting

9.6	A general meeting shall also be convened on requisition as is provided for by the Corporations Law or in default maybe convened by such requisitionists as empowered to do so by the Corporations Law.

Objects of requisitioned meeting

9.7

The requisition for a general meeting must state any resolution to be proposed at the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents if the working at the request is identical in each copy each signed by one or more of the requisitionists.

Expenses of requisitioned meeting

9.8

Any reasonable expenses incurred by the requisitionists by reason of the failure of the Directors to convene a general meeting must be paid to the requisitionists by the Company and any sum so paid may be recovered by the Company in the manner provided in Section 249E (5) of the Corporations Law.

Postponement or cancellation of meeting

9.9	The Directors may postpone or cancel any general meeting whenever they think fit (other than a meeting convened as the result of a requisition under Clause 9.6).

Notice to Home Exchange

9.10	The Company shall notify the Home Exchange:

(a)

of any general meeting at which Directors are to be elected at least 20 Business Days before the earliest intended date for the general meeting and that notice shall state that nominations for election to the office of Director is to be received not later than 5 Business Days after the date that the notice to the Home Exchange bears, or any extended time as the Directors shall determine;

	(b)	of any general meeting (other than a meeting to pass a special resolution) at least10 Business Days before such meeting is held; and

	(c)	of any general meeting convened to pass a special resolution, at least 15 Business Days before such meeting is held.

9.11	A notice convening a general meeting must:

	(a)	set out the place, date and time for the meeting (and, if the meeting is to be held in 2 or more places, the technology that will be used to facilitate this); and

	(b)	state the general nature of the meeting's business; and

	(c)	if a special resolution is to be proposed at the meeting - set out an intention to propose the special resolution and state the resolution; and

	(d)	if a Member is entitled to appoint a proxy - contain a statement setting out the following information:

(i) that the Member has a right to appoint a proxy

(ii) whether or not the proxy needs to be a Member of the company

(iii) that a Member who is entitled to cast 2 or more votes may appoint 2 proxies and may specify the proportion or number of votes each proxy is appointed to exercise.

PART 10 PROCEEDINGS AT GENERAL MEETINGS

Representation of Member

10.1	Any Member may be represented at any meeting of the Company by a proxy or attorney.

10.2

If a body corporate is a Member it may also, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative either at a particular general meeting or at all general meetings of the Company or of any class of Members.

10.3

A person authorised under Clause 10.2 is, in accordance with that authority and until it is revoked by the body corporate, entitled to exercise the same powers on behalf of the body corporate as the body corporate could exercise if it were a natural person who was a Member.

10.4

Unless the contrary intention appears, a reference to a Member in the succeeding provisions of this Part 10 means a Member, a proxy or attorney of a Member or a person appointed under Clause 10.2 to represent a body corporate which is a Member.

Quorum

10.5

No business may be transacted at any general meeting unless a quorum is present comprising 3 Members (or one Member if the Company has only one Member) present in person or by proxy, attorney or representative appointed under Clause 10.2 and entitled to vote at the meeting. If a quorum is present at the beginning of a meeting it is deemed present throughout the meeting unless the chairman of the meeting otherwise declares, on the chairman's own motion or at the instance of a member, proxy, attorney or representative appointed under Clause 10.2.

Failure to achieve quorum

10.6	If a meeting is convened on the requisition of Members and a quorum is not present within half an hour from the time appointed for the meeting, the meeting must be dissolved.

10.7	If a meeting is convened in any other case and a quorum is not present within half an hour from the time appointed for the meeting:

	(a)	the meeting must be adjourned to such day, time and place as the Directors determine or if no determination is made by them to the same day in the next week at the same time and place; and

	(b)	if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting:

		(i)	2 Members present in person or by proxy, attorney or representative appointed under Clause 10.2 constitute a quorum; or

		(ii)	where 2 such persons are not present - the meeting must be dissolved.

Appointment and powers of chairman of general meeting

10.8	If the Directors have elected one of their number as chairman of their meetings, that person must preside as chairman at every general meeting.

10.9	If a general meeting is held and:

	(a)	a chairman has not been elected as provided by Clause 10.8 or

	(b)	the chairman is not present within 15 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

then the deputy chairman elected under Clause 13.16 (if any) must act as chairman of the meeting. If there is no such person or that person is absent or unable or unwilling to act, the Directors present must elect one of their number to be chairman of the meeting, or, if no Director is present or if all Directors present decline to take the chair, the Members present must elect one of their number as chairman of the meeting.

10.10

The chairman is responsible for the general conduct of a general meeting and may make rulings and in addition to any general power to adjourn may adjourn the meeting without putting the question to the vote if such action is required to ensure the orderly conduct of the meeting.

Adjournment of general meeting

10.11

The chairman may, with the consent of any meeting at which a quorum is present, and must if so directed by the meeting, adjourn the meeting from day to day, time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

10.12	When a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of an original meeting.

10.13	Except as provided by Clause 10.12, it is not necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting.

Voting at general meeting

10.14	At any general meeting a resolution put to the vote of the meeting must be decided on a show of hands unless a poll is demanded:

	(a)	by the chairman;

	(b)	by not less than 5 Members having the right to vote at the meeting: or

	(c)	by a Member or Members present who are together entitled to not less than 5% of the total voting rights of all the Members having the right to vote as the resolution at the meeting.

A poll may be demanded:

(a)	before a vote is taken;

(b)	before the voting results on a show of hands are declared; or

(c)	immediately after the voting results on a show of hands are declared.

Unless a poll is properly demanded, a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution provided that the declaration reflects the show of hands and the votes of the proxies received.

Before a vote is taken the Chairman must inform the meeting whether any proxy votes have been received and how the proxy votes are to be cast.

Questions decided by majority

10.15

Subject to the requirements of the Corporations Law in relation to special resolutions, a resolution is taken to be carried if the proportion that the number of votes cast in favour of the resolution exceeds one half of the total number of votes cast on the resolution.

Poll

10.16

If a poll is properly demanded, it must be taken in such manner and (subject to Clause 10.17) either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll is the resolution of the meeting at which the poll was demanded.

10.17	A poll demanded on the election of a chairman or on a question of adjournment must be taken immediately.

10.18	The demand for a poll may be withdrawn.

Equality of votes

10.19

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, in addition to the vote or votes (if any) to which the chairman may be entitled as a Member, proxy, representative or attorney, has a casting vote. The chairman has a discretion both as to the use of the casting vote and as to the way in which it is used.

Entitlement to vote

10.20	Subject to any rights or restrictions for the time being attached to any class or classes of shares at general meetings of Members or classes of Members:

(a)	each Member entitled to vote may vote in person or by proxy, attorney or representative;

(b)	on a show of hands, every person present who is a Member or a proxy, attorney or representative of a Member has one vote;

(c)

on a poll, every person present who is a Member or a proxy, attorney or representative of a Member shall, in respect of each fully paid share held by him, or in respect of which he is appointed a proxy, attorney or representative, have one vote for the share, but in respect of partly paid shares, shall have a fraction of a vote for each partly paid share. The fraction must be equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited). In this Clause, amounts paid in advance of a call are ignored when calculating the proportion.

10.21

If a Member is present at any meeting of the Company and any one or more proxy, attorney or representative for such a Member is also present, or if more than one proxy, attorney or representative for a Member is present at any meeting of the Company then no such proxy, attorney or representative is entitled to vote on a show of hands and on a poll the vote of each one is of no effect unless each such person is appointed to represent a specified proportion of the Member's voting rights, not exceeding in the aggregate 100%.

Joint Shareholder's vote

10.22

In the case of joint holders of a share in the Company the vote of the senior who tenders a vote, whether in person or by proxy, attorney or representative, must be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority is determined by the order in which the names stand in the Register.

Vote of shareholder of unsound mind

10.23

If a Member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health then the Member's committee or trustee or such other person as properly has the management of the Member's estate may exercise any rights of the Member in relation to a general meeting as if the committee, trustee or other person were a Member.

Effect of unpaid call

10.24

A Member is not entitled to vote at a general meeting in respect of those shares on which calls are outstanding; this restriction does not apply in respect of those shares on which no calls are outstanding.

Objection to voting qualification

10.25	An objection may be raised to the qualification of a voter only at the meeting or adjourned meeting at which the vote objected to is given or tendered.

10.26	Any such objection must be referred to the chairman of the meeting, whose decision is final.

10.27	A vote not disallowed under such an objection is valid for all purposes.

Appointment of proxy

10.28	(a)	A Member of a Company who is entitled to attend and cast a vote at a meeting of the Company's members may appoint a person as the member's proxy to attend and vote for the Member at the meeting.

	(b)	The appointment may specify the proportion or number of votes that the proxy may exercise.

(c)

Each Member may appoint a proxy. If the Member is entitled to cast 2 or more votes at the meeting, they may appoint 2 proxies. If the Member appoints 2 proxies and the appointment does not specify the proportion or number of the Member's votes each proxy may exercise, each proxy may exercise half of the votes.

	(d)	Disregard any fractions of votes resulting from the application of paragraphs (b) and (c).

10.29

An instrument appointing a proxy must be in writing under the hand of the appointor or of the appointor's attorney duly authorised in writing or, if the appointor is a corporation, under seal. A proxy need not be a member.

10.30

An instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular resolution and, where an instrument of proxy so provides, the proxy is not entitled to vote on the resolution except as specified in the instrument.

10.31	An instrument appointing a proxy is deemed to confer authority to demand or join in demanding a poll.

10.32	An instrument appointing a proxy must

(a) be in the form approved by the Directors from time to time and which complies with the Corporations Law; and

(b) comply with the Listing Rules.

10.33	The Directors must issue with the notice of a meeting a form of proxy in blank as to the first proxy but may include the name of any suggested alternative or other proxy.

Deposit of proxy and other instruments

10.34

An instrument appointing a proxy may not be treated as valid unless the instrument, and the power of attorney or other authority (if any) under which the instrument is signed or a copy or facsimile which appears on its face to be an authentic copy of that power or authority certified as a true copy by statutory declaration is or are received by the Company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote at the Registered Office or share registry of the Company or at such other place as is specified for that purpose in the notice convening the meeting.

Validity of vote in certain circumstances

10.35

A vote given in accordance with the terms of an instrument of proxy or of a power of attorney is valid notwithstanding the previous death or unsoundness of mind of the principal, the revocation of the instrument (or of the authority under which the instrument was executed) or of the power, or the transfer of the share in respect of which the instrument or power is given, if no intimation in writing of the death, unsoundness of mind, revocation or transfer has been received by the Company at its Registered Office or share registry before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised.

Director entitled to notice of meeting

10.36

A Director is entitled to receive notice of and to attend all general meetings and all separate general meetings of the holders of any class of shares in the Company and is entitled to speak at those meetings.

PART 11 THE DIRECTORS

Number and Appointment of Directors

11.1

The number of Directors must not be less than 3 nor more than 10 or such lesser number as the Directors determine provided that the number so determined must not be less than the number of Directors when the determination takes effect. The names of the first Directors of the Company shall be the persons nominated with their consent in the application for registration of the Company or the Directors in office at the time of adoption of this Constitution will continue in office subject to the provisions of this Constitution as the case may be.

11.2	The Company in general meeting may, by resolution, increase or reduce the number of Directors and may also determine in what rotation the increase or reduced number is to go out of office.

11.3

Subject to Clause 13.39 at the Annual General Meeting in every year one-third of the Directors for the time being, or, if their number is not 3 nor a multiple of 3, then the number nearest one-third, and any other Director not in such one-third who has held office for 3 years or more (except the Managing Director), must retire from office.

11.4	A retiring Director is eligible for re-election.

11.5

The Directors to retire at any annual general meeting must be those who have been longest in office since their last election, but, as between persons who became Directors on the same day, those to retire must (unless they otherwise agree among themselves) be determined by lot.

11.6

No Director except a Managing Director shall hold office for a period in excess of 3 years or until the third annual general meeting following his appointment whichever is the longer without submitting himself for re-election.

Election of Directors

11.7

No person other than a Director seeking re-election shall be eligible for election to the office of Director at any general meeting unless he or some Shareholder intending to propose him has not later than 5 Business Days after the date shown on the notice to the Home Exchange referred to in Clause 9.10(a), left at the Registered Office a notice in writing duly signed by the nominee giving his consent to the nomination and signifying his candidature for the office or the intention of such Shareholder to propose him. Notice of each and every candidature for election as a Director shall be given to each Shareholder with or as part of the notice of the Meeting at which the election is to take place. The Company shall observe the requirements of Section 225 of the Corporations Law with respect to the election of the Directors.

11.8

Where the number of nominations for election as a Director exceeds the number of Directors who have or are to resign at the general meeting, the order in which the nominations are to be voted on shall be determined by drawing lots and once the relevant vacancies have been filled, no further nominations shall be voted on.

Qualifications of Directors

11.9	A Director is not required to hold any share in the Company.

11.10	A person of or over the age of 72 years may not be appointed or re-appointed as a Director except pursuant to a resolution of the Company in accordance with the Corporations Law.

Casual Vacancy

11.11

The Company in general meeting may by resolution and the Directors may at any time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors does not at any time exceed the number determined in accordance with Clauses 11.1 and 11.2

11.12

Any Director appointed under Clause 11.11 holds office until the next annual general meeting of the Company and is then eligible for re-election but is not to be taken into account in determining the Directors who are to retire by rotation at that meeting.

Removal of Director

11.13

The Company in general meeting may by resolution (of which special notice is given in accordance with the Corporations Law) remove any Director from office and may by resolution appoint another person in that Director's stead.

11.14

Any Director appointed under Clause 11.13 is to be treated, for the purpose of determining the time at which that Director or any other Director is to retire, as if that director had become a Director on the day on which the Director in whose place that Director was appointed was last elected a Director.

Remuneration of Directors

11.15

The Directors shall be paid out of the funds of the Company, by way of remuneration for their services as Directors, a sum not exceeding such fixed sum per annum as may be determined by the Directors prior to the first annual general meeting of the Company, to be divided among themselves and in default of agreement then in equal shares. The remuneration of the Directors shall not be increased except pursuant to a resolution passed at a general meeting of the Company where notice of the suggested increase shall have been given to Members in the notice convening the meeting. No non-executive Director shall be paid as part or whole of his remuneration a commission on or a percentage of profits or a commission on or a percentage of operating revenue, and no Executive Director shall be paid as whole or part of his remuneration a commission on or percentage of operating revenue. The remuneration of a Director shall be deemed to accrue from day to day.

11.16	The Directors' remuneration is deemed to accrue from day to day.

11.17

If a Director, being willing, is called on to perform extra services or to make any special exertions in going or residing abroad or otherwise for the Company, the Company may remunerate that Director by payment of a fixed sum determined by the Directors and that remuneration may be either in addition to or in substitution for that Director's share in the remuneration provided for in Clause 11.15.

11.18

The Directors may also be paid all travelling and other expenses properly incurred by them in attending, participating in and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the business of the Company.

Directors' interests

11.19

No Director is disqualified by his office from contracting with the Company whether as vendor purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided or prejudiced on that account, nor shall any Director be liable to account to the Company for any profit arising from any such contract or agreement by reason only of such Director holding that office or of the fiduciary relationship thereby established. However, the nature of his interest must be disclosed by him at a Directors' meeting as soon as practicable after the relevant facts have come to his knowledge and such Director shall comply with the requirements of Section 232A of the Corporations Law.

11.20

Subject to the requirements of Section 232A of the Corporations Law, a general notice that a Director is a member of or otherwise interested in any specific firm or company and is to be regarded as interested in all transactions with that firm or company shall be a sufficient disclosure under this Clause as regards such Director and the said transactions, and after such general notice it shall not be necessary for such Director to give a special notice relating to any particular transaction with that firm or company.

11.21

Disclosure pursuant to this Clause shall constitute sufficient disclosure of interest by a Director in all circumstances notwithstanding any rule of the general law to the contrary, and nothing in this Clause shall be read or construed so as to impose a greater duty of disclosure on a Director than that required by Section 232A of the Corporations Law.

Related Body Corporate Contracts

11.22

Subject to the requirements of part 3.2A and of Section 232A of the Corporations Law a Director shall not be deemed to be interested or to have been at any time interested in any contract or arrangement by reason only that in a case where the contract or arrangement has been or will be made with, for the benefit of, or on behalf of a Related Body Corporate, he is a shareholder in that Related Body Corporate.

Vacation of office of Director

11.23	In addition to the circumstances in which the office of a Director becomes vacant under the Corporations Law, the office of a Director becomes vacant if the Director:

	(a)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

	(b)	resigns from the office by notice in writing to the Company;

	(c)	is absent without the consent of the remaining Directors from meetings of the Directors held during a period of 6 months;

	(d)	is removed from office under Clause 11.13;

	(e)	ceases to be a Director by virtue of Section 224 or any other provision of the Corporations Law;

	(f)	becomes bankrupt or makes any arrangement or composition with his creditors generally; or

	(g)	becomes prohibited from being a Director by reason of any order made under the Corporations Law.

PART 12 POWERS AND DUTIES OF DIRECTORS

Directors to manage Company

12.1

Subject to the Corporations Law the Listing Rules and to any other provision of this Constitution the business of the Company is managed by the Directors, who may exercise all such powers of the Company as are not, by the Corporations Law or by this Constitution, required to be exercised by the Company in general meeting.

12.2	Without limiting the generality of Clause 12.1, the Directors may at any time:

(a)

exercise all the powers of the Company to borrow or raise money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person;

(b)

sell or otherwise dispose of the whole or any part of the assets, undertakings and other properties of the Company or any that may be hereafter acquired on such terms and conditions as they may deem advisable, but:

		(i)	the Company shall comply with the Listing Rules;

		(ii)	any sale or disposal of the Company's main undertaking shall only be made subject to the prior approval or ratification of the sale or disposal by the Company in general meeting; and

(iii)

on the sale or disposition of the Company's main undertaking or on the liquidation of the Company, no commission or fee shall be paid to any Director or Directors or to any liquidator of the Company unless it shall have been ratified by the Company in general meeting, with prior notification of the amount of such proposed payments having been given to all Members at least 10 days prior to the meeting at which any such payment is to be considered; and

	(c)	take any action necessary or desirable to enable the Company to comply with the Listing Rules.

12.3

The Directors may raise or secure the payment or repayment of moneys or any debt, liability or obligation in such manner and on such terms and conditions in all respects as they may determine and in particular by the issue of debentures, debenture stock (perpetual or otherwise), bonds, notes or other securities or debt instruments the payment of which may be charged on all or any part of the property of the Company (both present and future) including its uncalled capital for the time being.

12.4	Debentures, debenture stock, bonds, notes or other securities or debt instruments may be made assignable free from any equities between the Company and the person to whom the same may be issued.

12.5

Any debentures, debenture stock, bonds, notes or other securities or debt instruments may be issued at the discretion of the Directors at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

Appointment of attorney

12.6

The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for such purposes, with such powers, authorities and discretions (being powers, authorities and discretions vested in or exercisable by the Directors), for such period and subject to such conditions as they think fit.

12.7

Any such power of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may also authorise the attorney to delegate all or any of the powers, authorities and discretions vested in the attorney.

Minutes

12.8	The Directors must cause minutes to be made:

	(a)	of the names of the Directors present at or involved in all general meetings and all meetings of the Directors; and

	(b)	of all proceedings of general meetings and of meetings of Directors,

and cause those minutes to be entered, within one month after the relevant meeting is held, in the minute book.

12.9	The minutes referred to in Clause 12.8 must be signed by the chairman of the meeting at which the proceedings took place or by the chairman of the next succeeding meeting.

Execution of Company cheques etc.

12.10

All cheques, promissory notes, bankers' drafts, bills of exchange and other negotiable instruments, and all receipts for money paid to the Company, must be signed, drawn, accepted, endorsed or otherwise executed, as the ease may be, in such manner and by such persons as the Directors determine from time to time.

Retirement Benefits for Directors

12.11

The Directors may at any time adopt any scheme or plan which they consider to be in the interest of the Company and which is designed to provide retiring or superannuation benefits for both present and future non-executive Directors, and they may from time to time vary any such scheme or plan. Any scheme or plan may be effected by agreements entered into by the Company with individual Directors, or by the establishment of a separate trust or fund, or in such other manner as the Directors consider proper. The Directors may attach such terms and conditions to any entitlement under any such scheme or plan as they think fit, including, without limitation, a minimum period of service by a Director before the accrual of any entitlement and the acceptance by the Directors of a prescribed retiring age. No such scheme or plan shall operate to confer upon any Director or on any of the dependants of any Director any benefits exceeding those permitted by Section 237(6) of the Corporations Law, except with the approval of the Company in general meeting.

Securities to Directors

12.12

If the Director acting solely in his capacity as a Director of the Company shall become personally liable for the payment of any sum primarily due by the Company, the Directors may create any mortgage, charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the persons or person so becoming liable from any loss in respect of such liability.

PART 13 PROCEEDINGS OF DIRECTORS

Directors' meetings

13.1	The Directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit.

13.2

A Director may at any time, and the Secretary must on the requisition of a Director, convene a meeting of the Directors but not less than 24 hours notice of every such Directors meeting shall be given to each Director either by personal telephone contact or in writing by the convenor thereof The Directors may by unanimous resolution agree to shorter notice.

Questions decided by majority

13.3

Subject to this Constitution, questions arising at a meeting of Directors are to be decided by a majority of votes of Directors involved and voting and any such decision is for all purposes deemed a decision of the Directors.

13.4

An Alternate Director involved in any meeting of Directors has one vote for each Director for which that person is an Alternate Director and if that person is a Director also has one vote as a Director.

13.5

In the event of there being an equality of votes, the chairman of the meeting, in addition to the chairman's deliberate vote, has a casting vote except where only two Directors are present and entitled to vote on a question. The Chairman has a discretion both as to whether or not to use the casting vote and as to which way it is used.

Alternate Directors

13.6

A Director may, with the approval of the Directors, appoint a person (whether a Member of the Company or not) to be an Alternate director in the Director's place during such period as the Director thinks fit.

13.7	An Alternate Director is entitled to notice of all meetings of the Directors and, if the appointor is not involved in such a meeting, is entitled to participate and vote in the appointor's stead.

13.8

An Alternate Director may exercise any powers that the appointor may exercise and in the exercise of any such power the Alternate Director is an officer of the Company and is not deemed an agent of the appointor.

13.9	An Alternate Director is not required to hold any share in the Company.

13.10

An Alternate Director is subject in all respects to the conditions attaching to the Directors generally except that an Alternate Director is not entitled to any remuneration under Clause 11.15 otherwise than from the Alternate Director's appointor.

13.11

The appointment of an Alternate Director may be terminated at any time by the appointor notwithstanding that the period of the appointment of the Alternate Director has not expired, and terminates in any event if the appointor vacates office as a Director.

13.12

An appointment, or the termination of an appointment, of an Alternate Director must be effected by a notice in writing signed by the Director who makes or made the appointment and served on the Company.

13.13

The notice of appointment or termination of appointment of an Alternate Director may be served on the Company by leaving it at the Registered Office or by forwarding it by facsimile transmission to the Registered Office and in the case of a facsimile transmission, the appearance at the end of the message of the name of the Director appointing or terminating the appointment is sufficient evidence that the Director has signed the notice.

Quorum for Directors' meetings

13.14

At a meeting of Directors, the number of Directors whose involvement is necessary to constitute a quorum is 2, or such greater number as is determined by the Directors from time to time. However, subject to the provisions of sub-section 232A(6) of the Corporations Law a quorum is not present during the consideration of a matter at a meeting of Directors unless two Directors are present who are entitled to vote on a motion in relation to that matter. Provided a quorum is present at the place where the meeting is held, other Directors unable to attend in person may participate in the proceedings of the meeting in accordance with Clauses 13.32 and 13.33.

Remaining Directors may act

13.15

In the event of a vacancy or vacancies in the office of a Director or offices of Directors, the remaining Director or Directors may act but, if the number of remaining Directors is not sufficient to constitute a quorum at a meeting of Directors, they may act only for the purpose of:

	(a)	increasing the number of Directors to a number sufficient to constitute such a quorum; or

	(b)	convening a general meeting of the Company.

Chairman of Directors

13.16

The Directors must elect one of their number as chairman of their meetings and may determine the period for which the person elected as chairman is to hold office. The Directors may also elect one of their number as deputy-chairman of their meetings and may determine the period for which the person elected as deputy-chairman is to hold office.

13.17	When a Directors' meeting is held and:

	(a)	a chairman has not been elected as provided by Clause 13.16; or

	(b)	the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the deputy-chairman (if any) must act as chairman of the meeting. If there is no such person or that person is absent or unable or unwilling to act, the Directors involved must elect one of their number to be a chairman of the meeting.

Directors' committees

13.18

The Directors may delegate any of their powers, other than powers required by law to be dealt with by the directors as a board, to a committee or committees consisting of at least one of their number and such other persons as they think fit.

13.19

A committee to which any powers have been so delegated must exercise the powers delegated in accordance with any directions of the Directors and a power so exercised is deemed to have been exercised by the Directors.

13.20	The members of such a committee may elect one of their number as chairman of their meetings.

13.21	If such a meeting is held and:

(a) a chairman has not been elected as provided by Clause 13.20; or

(b)	the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the members involved may elect one of their number to be chairman of the meeting.

13.22	A committee may meet and adjourn as it thinks proper.

13.23	Questions arising at a meeting of a committee are to be determined by a majority of votes of the members involved and voting.

13.24	In the event of there being an equality of votes, the chairman, in addition to the chairman's deliberative vote, has a casting vote.

Written resolution by Directors

13.25

A resolution in writing signed by all Directors for the time being or their respective alternate Directors (except those Directors (or their alternates) who expressly indicate their abstention in writing to the Company and those who would not be permitted by virtue of Section 232A of the Corporations Law to vote were the resolution to be put to a meeting of the Directors) shall be as valid and effectual as if it had been passed at a Directors' meeting duly convened and held. Any such resolution may consist of several documents in like form but each document must contain a statement that the Directors are in favour of the resolution and the wording of the resolution and the statement of the Directors must be identical, each document signed by one or more Directors. A telex, telegram, facsimile transmission or other document produced by mechanical means and bearing the signature of the Director, printed mechanically and with his authority, shall be deemed to be a document in writing signed by the Director.

Defective Appointment

13.26

All acts done by any Directors' meeting or of a committee of Directors or by any person acting as a Director are, notwithstanding that it is afterwards discovered that there was some defect in the appointment of a person to be, or to act as, a Director, or that a person so appointed was disqualified, as valid as if the person had been duly appointed and was qualified to be a Director or to be a member of the committee.

Directors May Hold Other Offices

13.27

A Director may hold any other office or place of profit in or in relation to the Company (except that of auditor) in conjunction with his office of Director and on such terms as to remuneration or otherwise as the Directors shall approve.

Directors May Hold Shares, etc

13.28

A Director may be or become a shareholder in or director of or hold any other office or place of profit in or in relation to any other company promoted by the Company or in which the Company may be interested, whether as a vendor, shareholder or otherwise.

Directors Not Accountable for Benefits

13.29

No Director shall be accountable for any benefits received as the holder of any other office or place of profit in or in relation to the Company or any other company referred to in Clause 13.28 or as a shareholder in or director of any such other company.

Voting, Affixation of Seal

13.30

A Director may in all respects act as a Director in relation to any contract or arrangement in which he is interested, including, without limiting the generality of the foregoing, in relation to the execution of the contract or agreement or the use of the Company's common seal, but he may not vote in relation to any contract or proposed contract or arrangement in which he has directly or indirectly a material interest and in that respect he shall comply with the requirements of Section 232A of the Corporations Law.

Exchange to be Advised

13.31

The Directors shall advise the Company, which in turn shall advise the Exchange without delay of any material contract involving Directors' interests. The advice shall include at least the following information:-

	(a)	the names of the parties to the contract;

	(b)	the name or names of the Director or Directors who has or have any material interest in the contract;

	(c)	particulars of the contract; and

	(d)	particulars of the relevant Director's or Director's interest or interests in that contract.

Meetings to be Effectual

13.32

For the purposes of this Constitution, but subject to Clause 13.14, the contemporaneous linking together by instantaneous communication device of a number of consenting Directors not less than the quorum, whether or not any one or more of the Directors is out of Australia, shall be deemed to constitute a Directors' meeting and all the provisions of this Constitution as to the Directors' meetings shall apply to such meetings held by instantaneous communication device so long as the following conditions are met:

(a)

all the Directors for the time being entitled to receive notice of the Directors' meeting (including any alternate for any Director) shall be entitled to notice of a meeting by instantaneous communication device for the purposes of such meeting. Notice of any such Directors' meeting shall be given on the instantaneous communication device or in any other manner permitted by this Constitution;

(b)

each of the Directors taking part in the Directors' meeting by instantaneous communication device must be able to hear each of the other Directors taking part at the commencement of the Directors' meeting; and

(c)	at the commencement of the Directors' meeting each Director must acknowledge his presence for the purpose of a Directors' meeting of the Company to all the other Directors taking part.

Procedure at Meetings

13.33

A Director may not leave a Directors' meeting held under Clause 13.32 by disconnecting his instantaneous communication device unless he has previously obtained the express consent of the Chairman of the Directors' meeting and shall be conclusively presumed to have been present and to have formed part of the quorum at all times during the Directors' meeting by instantaneous communication device unless he has previously obtained the express consent of the Chairman of the Directors' meeting to leave the Directors' meeting as aforesaid. However, if the Director would not be permitted by virtue of Section 232A of the Corporations Law to be present or to vote during the consideration of a matter then such Director may disconnect his instantaneous communication device during the consideration of such matter without obtaining the express consent of the Chairman and he shall not be counted for the purpose of determining a quorum during the consideration of that matter.

Minutes

13.34

A minute of the proceedings at a Directors' meeting held under Clause 13.32 shall be sufficient evidence of such proceedings and of the observance of all necessary formalities if certified as a correct minute by the Chairman or the person taking the chair at the Directors' meeting under Clause 13.32.

Definition

13.35	For the purpose of this Constitution "instantaneous communication device" shall include telephone, television or any other audio or audio-visual device which permits instantaneous communication.

Appointment of Managing Director

13.36

The Directors may from time to time appoint one or more of their number to the office of Managing Director or Managing Directors of the Company or to the office of Executive Director or Executive Directors either for a fixed term or at will, but not for life and, subject to the terms of any agreement entered into in a particular case, may revoke any such appointment. The appointment of a Managing Director or Executive Director so appointed automatically terminates if he ceases for any reason to be a Director.

Remuneration

13.37

Subject to Clause 11.15 a Managing Director or Executive Director shall, subject to the terms of any agreement entered into in a particular case, receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors may determine.

Powers

13.38

The Directors may, upon such terms and conditions and with such restrictions as they think fit confer upon a Managing Director or Executive Director any of the powers exercisable by them. Any powers so conferred may be concurrent with, or be to the exclusion of, the powers of the Directors. The Directors may at any time withdraw or vary any of the powers so conferred on a Managing Director or an Executive Director.

Rotation

13.39

A Managing Director shall not retire by rotation in accordance with Clause 11.3, but if there is more than one Managing Director then the first appointed Managing Director shall not be subject to re-election and the other Managing Director and the Executive Directors shall be subject to re-election.

PART 14 SECRETARY

Appointment of Secretary

14.1	There must be at least one Secretary of the Company who may be appointed by the Directors for such term, at such remuneration and on such conditions as they think fit.

Suspension and removal of Secretary

14.2	The Directors have power to suspend or remove a Secretary.

Powers and duties of Secretary.

14.3

The Directors may vest in a Secretary such powers, duties and authorities as they may from time to time determine and a Secretary must exercise all such powers and authorities subject at all times to the control of the Directors.

Secretary to attend meetings

14.4	A Secretary is entitled to participate in all meetings of the Directors and all general meetings of the Company and may be heard on any matter.

PART 15 COMMON SEAL AND OFFICIAL SEAL

Custody of common seal

15.1	The Directors may provide for a common seal and must provide for the safe custody of the common seal.

Use of common seal

15.2

The common seal may be used only by the authority of the Directors, or of a committee of the Directors authorised by the Directors to authorise the use of the common seal, and every document to which the common seal is affixed must be signed by a Director and be countersigned by another Director, a Secretary or another person appointed by the Directors to countersign that document or a class of documents in which that document is included.

Execution of Documents without the Common Seal

15.3	The Company may execute a document without using a common seal if the document is signed by:

	(a)	2 Directors; or

	(b)	a Director and a Secretary.

PART 16 INSPECTION OF RECORDS

Inspection by Members

16.1

Except as otherwise required by the Corporations Law, the Directors may determine whether and to what extent, and at what times and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of Members other than Directors, and a Member other than a Director does not have the right to inspect any document of the Company except as provided by law or authorised by the Directors or by the Company in general meeting.

PART 17 DIVIDENDS AND RESERVES

Declaration of dividend

17.1

Subject to the rights of persons (if any) entitled of shares with special rights to dividend, the Directors may declare a final dividend out of profits in accordance with the Corporations Law and may authorise the payment or crediting by the Company to the Members of such a dividend.

Directors may authorise interim dividend

17.2	The Directors may authorise the payment or crediting by the Company to the Members of such interim dividends as appear to the Directors to be justified by the profits of the Company.

No interest on dividends

17.3	Interest may not be paid by the Company in respect of any dividend, whether final or interim.

Reserves and profits carried forward

17.4

The Directors may, before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as reserves, to be applied, at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied.

17.5	Pending any such application, the reserves may, at the discretion of the Directors, be used in the business of the Company or be invested in such investments as the Directors think fit.

17.6	The Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

Calculation and apportionment of dividends

17.7

Subject to the rights of persons (if any) entitled to shares with special rights as to dividend all dividends are to be declared and paid according to the amounts paid or credited as paid an the shares in respect of which the dividends is paid.

17.8

Unless any share is issued on terms providing to the contrary, all dividends are to be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid.

17.9	An amount paid or credited as paid on a share in advance of a call is not to be taken as paid or credited as paid on the share for the purposes of Clause 17.7 and 17.8.

Deductions from dividends

17.10

The Directors may deduct from any dividend payable to a Member all sums of money (if any) presently payable by that Member to the Company on account of calls or otherwise in relation to shares in the Company.

Distribution of specific assets

17.11

The Directors, when paying or declaring a dividend, may direct payment of a dividend wholly or partly by the distribution of specific assets, including fully paid shares in, debentures of or other securities of the Company or any other corporation.

17.12

If a difficulty arises in regard to such a distribution, the directors may settle the matter as they consider expedient and fix the value for distribution of the specific assets or any part of those assets and may determine that cash payments will be made to any Members on the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as the Directors consider expedient. If a distribution of specific assets to a particular Member or Members is illegal or, in the Directors' opinion, impracticable then the Directors may make a cash payment to that Member or Members on the basis of the cash amount of the dividend instead of the distribution of specific assets.

Payment by cheque and receipts from joint holders

17.13	Any dividend, interest or other money payable in cash in respect of shares may be paid by cheque sent through the post directed:

	(a)	to the address of the holder as shown in the Register or, in the case of joint holders, to the address shown in the Register as the address of the joint holder first named in the Register; or

	(b)	to such other address as the holder or joint holders in writing directs or direct.

17.14	Any one or two or more joint holders may give effectual receipts for any dividends, interest or other money payable in respect of the shares held by them as joint holders.

Bonus Share Plan

17.15

The Company may, by ordinary resolution in general meeting, authorise the Directors to implement a Bonus Share Plan on such terms and conditions as are referred to in such resolution and which plan provides for any dividend which the Directors may declare from time to time under the Clauses in this Part 17, less any amount which the Company shall either pursuant to this Constitution or any law be entitled or obliged to retain, not be payable on shares which are participating shares in the Bonus Share Plan but for those shares to carry instead an entitlement to receive an allotment of additional fully paid ordinary shares to be issued as bonus shares.

17.16	Any resolution passed by the Company in general meeting pursuant to Clause 17.15 may, at any time, be amended or revoked by the Company by ordinary resolution in general meeting.

Dividend Plans

17.17	(a)

Notwithstanding any other provision of this Constitution, but subject to the requirements of the Corporations Law and, if applicable, the Listing Rules, the Directors may in their absolute discretion establish on such terms and conditions as they think fit:

(i)

plans (to be called a "dividend reinvestment plan" or an "interest reinvestment plan" as the case may be) for cash dividends paid by the Company in respect of shares issued by the Company and interest paid by the Company on unsecured notes or debenture stock issued by the Company to be reinvested by way of subscription for shares in the Company; and

(ii)

a plan (to be called a "dividend election plan") permitting holders of shares to the extent that his shares are fully paid up, to have the option to elect to forego his right to share in any dividends (whether interim or otherwise) payable in respect of such shares and to receive instead an issue of shares credited as fully paid up to the extent as determined by the Directors.

(b)

The Directors may in their absolute discretion, modify, suspend or terminate all or any plans established pursuant to the Clause 17.17 from time to time on not less than one month's written notice to all Members.

(c)

The powers given to the Directors by this Clause 17.17 are additional to the other powers reposed in the Directors by this Constitution and shall not in any way be limited, restricted or otherwise affected by the Clauses in this Part 17 and 18 inclusive.

Unclaimed dividends

17.18

All dividends declared but unclaimed may be invested by the Directors as they think fit for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed moneys.

PART 18 CAPITALISATION OF PROFITS

Capitalisation of reserves and profits

18.1	Subject to the Listing Rules a Company may capitalise profits. The capitalisation need not be accompanied by the issue of shares.

18.2

Subject to the Listing Rules if the capitalisation involves the issue of shares the Directors may do all things necessary to give effect to the resolution and, in particular, to the extent necessary to adjust the rights of the Members among themselves, may:

(a)	issue fractional certificates or make cash payments in cases where shares or debentures become issuable in fractions; and

(b)

authorise any person to make, on behalf of all or any of the Members entitled to any further shares or debentures on the capitalisation, an agreement with the Company providing for the issue to them, credited as fully paid up, of any such further shares or debentures or for the payment up by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any such agreement is effective and binding on all the Members concerned.

PART 19 NOTICES

Service of notices

19.1

A notice may be given by the Company to any Member or other person receiving notice under this Constitution either by serving it on the person personally or by sending it by post or facsimile transmission to the person at their address as shown in the Register or the address or number supplied by the person to the Company for the giving of notices to the person or to the electronic address nominated by that person.

19.2

If a notice is sent by post, service of the notice is deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and the notice is deemed to have been served three (3) days after the date of its posting.

19.3

If a notice is sent by facsimile transmission or other electronic means, service of the notice is deemed to be effected by properly addressing the facsimile transmission and transmitting same and to have been served on the Business Day following its despatch.

19.4	A notice may be given by the company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.

19.5

Every person who by operation of law, transfer or other means whatsoever becomes entitled to any share is absolutely bound by every notice given in accordance with this Constitution to the person from whom that person derives title prior to registration of that person's title in the Register.

19.6	All notices sent by post outside Australia must be sent by pre-paid airmail post or facsimile or in another way that ensures that it will be received quickly or by the means provided by Clause 19.10.

Persons entitled to notice of general meeting

19.7	Notice of every general meeting must be given in a manner authorised by Clauses 19.1 to 19.6 (inclusive) and in accordance with the Corporations Law to:

	(a)	every Member;

(b)	every Director or Alternate Director;

(c)	the Auditor;

(d)	the Exchange (if the Company is listed); and

(e)	every person entitled to a share in consequence of the death or bankruptcy of a Member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting.

19.8	No other person is entitled to receive notices of general meetings.

Change of Address

19.9	The Company shall acknowledge receipt of all notifications of change of address by holders of partly paid shares.

Incorrect Address

19.10

Where the Company has bona fide reason to believe that a Member is not known at his registered address, and the Company has subsequently made an enquiry in writing at that address as to the whereabouts of the Member which enquiry either elicits no response or a response indicating that the Member or his present whereabouts are unknown, all future notices will be deemed to be given to such Member if the notice is exhibited in the Registered Office (or, in the case of a member registered on a Branch Register, in a conspicuous place in the place where the Branch Register is kept) for a period of 48 hours (and shall be deemed to be duly served at the commencement of that period) unless and until the Member informs the Company that he has resumed residence at this registered address or notifies the Company of a new address to which the Company may send him notices (which new address shall be deemed his registered address).

PART 20 AUDIT AND ACCOUNTS

Company to keep accounts

20.1	The directors must cause the Company to keep accounts of the business of the Company in accordance with the requirements of the Corporations Law and the Listing Rules.

Company to audit accounts

20.2	The directors must cause the accounts of the Company to be audited in accordance with the requirements of the Corporations Law and the Listing Rules.

PART 21 WINDING UP

Distribution of assets

21.1

Subject to Clause 21.3, if the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company, divide among the Members in kind the whole or any part of the property of the Company and may for that purpose set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the Members or different classes of Members.

21.2

The liquidator may, with the sanction of a special resolution of the Company, vest the whole or any part of any such property in trustees on such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member is compelled to accept any shares or other securities in respect of which there is any liability.

Order for Winding Up

21.3

Where an order is made for the winding up of the Company or it is resolved by special resolution to wind up the Company, then on a distribution of assets to members, shares classified by the Home Exchange as Restricted Securities at the time of the commencement of the winding up shall rank in priority after all other shares.

21.4

Subject to the rights of Members (if any) entitled to shares with special rights in a winding-up, all monies and property that are to be distributed among Members on a winding-up, shall be so distributed in proportion to the shares held by them respectively, irrespective of the amount paid-up or credited as paid up on the shares.

PART 22 INDEMNITY

22.1

Except as may be prohibited by Section 241 of the Corporations Law every Officer, auditor or agent of the Company shall be indemnified out of the property of the Company against any liability incurred by him in his capacity as Officer, auditor or agent of the Company or any related corporation in respect of any act or omission whatsoever and howsoever occurring or in defending any proceedings, whether civil or criminal.

PART 23 OVERSEAS MEMBERS

23.1

Each Member with a registered address outside Australia acknowledges that, with the approval of the Exchange, the Company may, as contemplated by and in accordance with the Listing Rules, arrange for a nominee to dispose of any of its entitlement to participate in any issue of shares or options by the Company to Members.

PART 24 LISTING RULES

Listing Rules

24.1	If the Company is admitted to the Official List of the ASX, the following clauses apply:

	(a)	Notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act shall not be done.

	(b)	Nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done.

(c)	If the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

(d)	If the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision.

(e)	If the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision.

(f)	If any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

PART 25 CHESS

Participation

25.1

The Directors may do anything permitted by the Corporations Law, the Listing Rules or the SCH Business Rules which they consider necessary or desirable in connection with the participation of the Company in any computerised or electronic system established or recognised by the Corporations Law, the Listing Rules or the SCH Business Rules for the purpose of facilitating dealings in shares.

Sub-Register

25.2	The Company may provide facilities for members to hold securities in the Company on an issuer sponsored sub-register in accordance with the Listing Rules and the SCH Business Rules.

Lien

25.3

The Company may do anything necessary or desirable for it to do under the SCH Business Rules to protect or enforce any lien, charge or other right to which it is entitled under any law or under this Constitution.

Compliance with SCH Business Rules

25.4	The Company shall comply with the Listing Rules and with the SCH Business Rules in respect of its participation in CHESS.